THIS AMENDING AGREEMENT made and dated for reference the 23rd day of February, 2012.

BETWEEN:

BIOSHAFT WATER TECHNOLOGY, INC.

(the “Company”)

AND:

PREMIER FINANCIAL MARKETING CO. LTD.

(the “Note Holder”)

WHEREAS:

A.

Effective April 11, 2008, the Company and the Note Holder entered into a 15% Loan Agreement (the “Loan Agreement”) and Promissory Note (the “Note”) in the amount of $500,000 due August 11, 2009 (the “Loan”);

B.

The Company and the Note Holder wish to amend the terms of the Loan to provide for a conversion feature; and

C.

The parties wish to amend the Loan Agreement in respect of the foregoing.

NOW THEREFORE THIS AMENDING AGREEMENT WITNESSETH that in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which is also hereby acknowledged by each of the parties hereto, the parties hereto hereby agree as follows:

1.

All capitalized terms not otherwise defined herein shall have the meanings set out in the Loan Agreement.

2.

Section 2.8 and Section 2.9 of the Loan Agreement are hereby added to the Loan Agreement:

Section 2.8

At any time after the Closing of the Loan, if the Borrower has not paid the Loan in full, the Lender may by providing written notice (the “Notice”) and the Declaration attached hereto as Schedule A to the Borrower, exercise its rights of Conversion in respect of either a portion of or the total outstanding amount of the Loan plus accrued Interest as of that date into Shares of common stock (the “Shares”) of the Company (the “Conversion Right”), on the following terms:

(a)

The number of Shares issuable under the Conversion Right (the "Conversion Rate") shall be determined by dividing (x) that portion of the outstanding principal balance under the Loan and accrued and unpaid Interest on such date that the Lender elects to convert by (y) the Conversion Price (as defined below) then in effect on the date on which the Lender faxes the Notice of conversion, duly executed, to the Company (facsimile number __________________, Attn.: President) (the “Conversion Date”).  With respect to partial conversions of this

Loan, the Borrower shall keep written records of the amount of this Loan converted as of each Conversion Date.

(b)

The term "Conversion Price" shall mean $0.025 per Share.

Within seven (7) days of Notice by the Lender exercising its Conversion Rights hereunder, the Company shall deliver a Share Certificate to the Lender representing the number of Shares acquired by the Lender pursuant to the Conversion Rate set out in subparagraph 2.8 of this Agreement.

Notwithstanding any of the foregoing, Interest shall be calculated and included in any Conversion of the Loan.

Section 2.9

In order to ensure eligibility to receive the Shares, the Borrower must provide the Declaration attached hereto as Schedule A upon providing Notice.

3.

In all other respects the terms and conditions of the Debenture shall continue in full force and effect.

4.

Each of the parties hereto agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances as may be required in order to carry out the true intent and meaning of this Amending Agreement.

5.

This Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

6.

This Amending Agreement may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts taken together will be deemed to be one and the same instrument.  The execution of this Amending Agreement will not become effective until all counterparts hereof have been executed by all of the parties hereto.

7.

Each of the parties hereto will be entitled to rely upon delivery by facsimile of executed copies of this Amending Agreement, and such facsimile copies will be effective to create a valid and binding Agreement among the parties hereto in accordance with the terms and conditions of this Amending Agreement.

IN WITNESS WHEREOF this Amending Agreement has been executed and delivered as of the day and year first above written.

BIOSHAFT WATER TECHNOLOGY, INC.

Per:  Authorized Signatory

PREMIER FINANCIAL MARKETING CO. LTD.

Per:  Authorized Signatory

SCHEDULE A

DECLARATION OF REGULATION S ELIGIBILITY

Regulation S of the Securities Act is available for the use of non-U.S. Persons only.  This Declaration must be answered fully and returned to BIOSHAFT WATER TECHNOLOGY INC. with your subscription agreement to ensure the Company is in compliance with the Securities Act.  All information will be held in the strictest confidence and used only to determine investor status.  No information will be disclosed other than as required by law or regulation, other demand by proper legal process or in litigation involving the company or its affiliates, controlling persons, officers, directors, partners, employees, attorneys or agents.

I, _________________________________, HEREBY AFFIRM AND DECLARE THAT:

1.

I am not a resident of the United States of America.

2.

I am not purchasing securities for the benefit of a resident of the United States of America.

3.

I am not purchasing securities in the name of a company incorporated in the United States of America or for the benefit of a company incorporated in the United States of America.

4.

I am not purchasing securities in my capacity as Trustee for a U.S.-based Trust.

5.

I am not purchasing securities in my capacity as the Executor or Administrator of the Estate of a U.S. resident.

6.

I am not a U.S. resident purchasing securities through a brokerage account located outside of the United States of America, nor am I using a non-U.S. brokerage account to purchase securities for the benefit of individuals or corporate entities resident within the United States of America.

7.

I am not purchasing the securities in an attempt to create or manipulate a U.S. market.

8.

I am purchasing the securities as an investment and not with a view towards resale.

9.

I will only resell the securities to other non-U.S. residents in accordance with Rule 905 of Regulation S, or to U.S. residents in accordance with the provisions of Rule 144 following the expiration of one year from the date of acquiring the securities.

10.

I am permitted to purchase the securities under the laws of my home jurisdiction.

11.

I understand that if I knowingly and willingly make false statements as to my eligibility to purchase or resell securities under Regulation S, I may become subject to civil and criminal proceedings being taken against me by the United States Securities and Exchange Commission.

DATED: _______________________, 20____	__________________________________ Signature
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